                                                                   EXHIBIT 10.39

              Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


                           JOINT MARKETING AGREEMENT


     This Joint Marketing Agreement (the "Agreement") is by and between VIASOFT,
                                          ---------
INC., a Delaware corporation having its principal office at 3033 North 44th Street, Phoenix, Arizona 85018 ("VIASOFT"), and PERITUS SOFTWARE SERVICES, INC.,
                                 -------
a Massachusetts corporation, having its principal office at 304 Concord Road, Billerica, MA 01821 (hereafter "PERITUS"). This Agreement is effective as of
                                -------
June 12, 1997 (the "Effective Date").
                    --------------

     WHEREAS, PERITUS has developed, markets and distributes certain software known as "AutoEnhancer/2000(TM) Software," as more particularly described on

Exhibit A-I attached hereto and incorporated herein by this reference (the
-----------
"PERITUS Products"), which is useful for Year 2000 factory conversion of
------------------
software;

     WHEREAS, VIASOFT has developed, markets and distributes a software product set known as ESW 2000(TM), as more particularly described in Exhibit A-2
                                                             -----------
attached hereto and incorporated herein by this reference (the "VIASOFT
                                                                -------
Products"), as a complete Year 2000 solution product, and has developed certain
---------
additional technology (the "P-Version Enabling Technology," as defined below) to
                            ------------------------------
facilitate the interaction of the VIASOFT Products and the PERITUS Products;

     WHEREAS, PERITUS desires that VIASOFT refer its "VIASOFT Customers," as
                                                      -----------------
that term is more specifically defined below) to the PERITUS Products as a valuable tool for converting customer software code to make it Year 2000 compliant;

     WHEREAS, VIASOFT desires that PERITUS refer its customers ("PERITUS
                                                                 -------
Customers," as that term is more specifically defined below) to the VIASOFT
---------
Products as a complete Year 2000 solution product set and individually as valuable Year 2000 solution tools; and

     WHEREAS, VIASOFT and PERITUS desire to provide for a system of cross-commissions to encourage the referral of VIASOFT Customers to PERITUS Products and PERITUS Customers to VIASOFT Products;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS:

For purposes of this Agreement, the following terms have the meanings ascribed to them below:

     "Confidential Information" of a Party means all confidential and proprietary information of such Party regarding such Party's products and business not generally known to the public (and marked or otherwise designated in writing as "Confidential," or if orally or visually disclosed, so designated in writing within thirty (30) days after such disclosure) that are disclosed by such Party (the "Disclosing Party") to the other Party (the "Non-Disclosing
                 ----------------                            --------------
Party") under this Agreement, including, but not limited to, such party's
-----
Intellectual Property.  Confidential Information does not include information
(i) in the public domain at the time of delivery, (ii) subsequently published or otherwise made part of the public domain through no fault of the Non-Disclosing Party or of its representatives, (iii) in the Non-Disclosing Party's possession at the time of disclosure and not acquired by the Non-Disclosing party directly or indirectly from such Disclosing Party or its representatives on a confidential basis, (iv) which becomes available to the Non-Disclosing Party on a non-confidential basis from a source that, to the best of its knowledge, is not under an obligation to the Disclosing Party; or (v) which the non-Disclosing Party demonstrates is independently developed by the Non-Disclosing Party through its own efforts.

     "Customers" shall mean either VIASOFT Customers or PERITUS Customers, as the context dictates.

     "End User License" shall mean either: (i) a software end user license agreement executed between a VIASOFT Customer and PERITUS with respect to PERITUS Products; or (ii) a software end user license agreement executed between a PERITUS Customer and VIASOFT with respect to VIASOFT Products. End User License shall include any later purchases by a Customer of the same Products specified in the initial End User License (i.e., additional purchases by a VIASOFT Customer of Lines of Code licenses to a specific PERITUS Product, or additional purchases by a PERITUS Customer of additional seats relating to a specific VIASOFT Product).

     "Intellectual Property" means all Inventions (whether or not patentable), Trade Secrets, works of authorship (whether or not copyrightable), patents, copyrights, trademarks, trade names, ideas or concepts, or improvements, modifications or additions to any of the above.

     "Invention" means any new discoveries, innovations, programs, machines, manufacturing methods, processes, uses, apparatuses, compositions of matter, data or designs, or improvements, modifications or additions to any of the same, and is not limited to the definition of an invention contained in the United States patent laws.

     "Lines of Code" means lines of source code which are treated by or processed by PERITUS Products pursuant to an End User License. A Line of Code is an 80 character string of computer software code that is not solely a comment line or is not solely a blank line. Copybooks and other code that might be used many times within the application are counted only once.

     "List Price" means, with respect to a Party's Products, the standard list price published and generally charged to its customers by the Party from time to time during the Term of this Agreement.

     "P-Version Enabling Technology" shall have the meaning set forth in Section 4(a).

     "PERITUS Customer" shall have the meaning set forth in Section 3(c).

     "Person" means any individual, corporation, partnership, trust or other association or entity.

     "Products" shall mean either VIASOFT Products or PERITUS Products, as the context dictates, but not other products of the Parties.

     "Solution Provider" means any solution or service provider, reseller, systems integrator, value added relicensor, distributor, dealer, or other Person having a business relationship with a Party.

     "Supporting Technology" shall have the meaning set forth in Section 4(b).

     "Term" of this Agreement is defined in Section 10 hereof.

     "Trade Secrets" means all concepts, ideas, formulae, patterns, devices or compilations of information used in a company's business which may relate to the development, production, licensing, or sale of the company's goods or services, to the management or administration of the company, or which otherwise give it a competitive advantage, which are not publicly known without restriction and without breach of this Agreement.

     "VIASOFT Customer" shall have the meaning set forth in Section 3(b).

2.   CROSS-MARKETING OF PRODUCTS:

     a. Structure of Agreement. This Agreement establishes a nonexclusive sales commission relationship between VIASOFT and PERITUS under which VIASOFT may, from time to time, refer VIASOFT Customers to PERITUS for the purchase of PERITUS Products (as defined) from PERITUS, and PERITUS may, from time to time, refer PERITUS Customers to VIASOFT for the purchase of VIASOFT Products (as defined) from VIASOFT. In exchange for these referrals, each Party is willing to pay the other a sales commission. Each Party may from time to time add additional software products to the definition of that Party's "Products" by executing a unilateral inclusive amendment to that Party's list of Products (i.e., an amendment to either Exhibit A-I or Exhibit A-2). Each Party remains
                              -----------    ------------
free to refer its customers to competitors of the other Party and to sell its products (including its Products) and services to customers and competitors of the other Party and to the customers of the other Party's competitors.

     b. Separate End User Licenses. Neither Party shall have the right to license the other Party's Products or to set prices for or bind the other Party to enter into an End User License with respect to its Products. If a VIASOFT Customer wishes to purchase PERITUS Products it must enter into a separate End User License with PERITUS, and if a PERITUS Customer wishes to purchase VIASOFT Products it must enter into a separate End User License with VIASOFT. After referring a Customer to the other Party's Products, the referring Party will provide reasonable assistance to the other Party in obtaining the Customer's execution of an End User License and the other Party will use its best efforts to expedite consideration, processing and acceptance of any licensing proposal received from the referring Party's Customer.

     c. Territory. This Agreement initially is intended to apply to End User Licenses involving Customers located in the United States and Canada (the "Territory"). A Customer shall be deemed located in the Territory if the Customer's internal information technology unit responsible for the particular geographical location at which the Products will be utilized is located in the Territory. The Parties anticipate amending the Agreement to provide for commissions in the event a Customer from outside the Territory is referred by a Party to the other Party's Products. For the period commencing on the Effective Date and expiring on the earlier of forty-five (45) days following the Effective Date or the execution of an amendment to this Agreement expanding the Territory, PERITUS agrees that prior to engaging in any discussions or negotiations with any person or entity (whether or not initiated by PERITUS) with respect to any new transaction involving both the PERITUS Products and distribution rights to
                                                    ---
such Products anywhere outside of the Territory, PERITUS shall provide written notice to VIASOFT of PERITUS' intention to consider such a transaction. PERITUS' notice shall specify in reasonable detail the Products involved and the nature and structure of the transaction or transactions PERITUS proposes to consider. For a period of thirty (30) days following VIASOFT's receipt of such notice, PERITUS agrees to negotiate in good with exclusively with VIASOFT to determine whether a mutual agreement for a substantially similar transaction can be reached. Neither PERITUS nor VIASOFT shall be obligated to enter into any such transaction; provided, however, that each Party shall negotiate in good faith and give due consideration to the bona fide proposals of the other Party.

If the parties fail to reach an agreement with respect to the transactions identified in the notice during the exclusive negotiation period, then PERITUS shall be free thereafter to commence discussion with third parties regarding the transactions. During the Term of this Agreement, neither Party shall grant a third party any exclusive distribution rights (other than those rights existing as of the Effective Date) within the Territory which would materially interfere with the other Party's ability to refer Customers within the Territory to the Party's Products. Notwithstanding the foregoing, this Agreement does not prohibit either Party from entering into an exclusive distribution agreement with respect to a small niche segment of the market within the Territory where such niche does not constitute a material existing distribution channel for the other Party.

     d. Relation to c.era Agreement. The Parties are parties to a separate c.era Initiative Participation Agreement dated as of May 23, 1997 (the "c.era agreement"). Nothing in this Agreement shall be deemed to modify or effect the Parties' rights or obligations under the c.era agreement. The Parties agree, however, that any referral by VIASOFT of an End User to PERITUS Products shall never result in a double commission obligation of PERITUS under this Agreement and the c.era agreement. The Parties agree that if a referral is accompanied by the "Agreement of Commitment" as described and defined in the c.era agreement, the commission provisions of the c.era agreement shall exclusively control PERITUS' commission obligations relating to the referral and PERITUS shall not commission to VIASOFT under this Agreement as a result of such referral. Notwithstanding the foregoing, in the event that there is any uncertainty regarding whether the terms and conditions of this Agreement govern any particular circumstance, event or situation, then such particular circumstance, event or situation shall be deemed to be governed solely by this Agreement and not the c.era agreement.

     e. Option to Become PERITUS Solution Provider. In addition to the commission structure established by this Agreement, the Parties hereby agree that VIASOFT shall have an option, exercisable at any time during the Term of this Agreement, to become a PERITUS Solution Provider with respect to the PERITUS Products through execution of a separate PERITUS Solution Provider agreement in a form to be negotiated.

3.   PRICING AND COMMISSIONS:

     a. No Discriminatory Pricing. Each Party (the "Licensing Party") agrees that it shall not charge a Customer referred by the other Party an amount in excess of the List Price for the Licensing Party's Products as in effect on the date of execution of the End User License. The Licensing Party may charge a Customer referred by the other Party a discount from the List Price for the Licensing Party's Products as it determines in its sole and absolute discretion, however, each referring Party agrees

              Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



not to quote to a potential Customer prices for the other Party's Products other than the then current List Prices for such Products.

          b. VIASOFT Commission. VIASOFT shall earn a Commission from PERITUS if a "VIASOFT Customer" licenses a PERITUS Product during the Term of this Agreement. A "VIASOFT Customer" is defined as any Person which satisfies the following definition:

          a Person to whom VIASOFT successfully refers one or more PERITUS Products pursuant to a signed "Account Registration Form" (as defined below). If VIASOFT desires to refer a Person to one or more PERITUS Products, VIASOFT shall at or prior to the time of referral complete an agreement of commitment (the "Account Registration Form") in the form attached as Exhibit B-1 and deliver a copy to PERITUS requesting
                           -----------
          that PERITUS execute and return, or provide a detailed objection in writing to, the Account Registration Form within seven (7) business days of receipt of notice. PERITUS' execution of the Account Registration Form shall constitute PERITUS' agreement to pay VIASOFT a commission in the event the Person designated in the Account Registration Form alternately executes an End User License, during the period for which the Account Registration Form is effective, with PERITUS relating to some or all of the Products identified in the Account Registration Form. PERITUS shall not initiate any contacts with a PERSON designated in an Account Registration Form prior to executing and returning, or objecting in writing to, the Account Registration Form. If PERITUS shall fail to timely execute and return, or object in writing to, an Account Registration Form within the time allowed, and shall fail to cure such failure within five (5) business days of receipt of notice of failure from VIASOFT, PERITUS shall be deemed to have consented to the referral to the same extent as if PERITUS had executed the Account Registration Form.

For every End User License executed by PERITUS and a VIASOFT Customer during the Term of this Agreement, PERITUS shall pay VIASOFT a sales commission equal to *************************** of the invoiced price, ********** royalties or license fees, to the VIASOFT Customer, to the extent actually paid, for the PERITUS Products described in the End User License. PERITUS shall not owe VIASOFT a commission for any prepaid or annual maintenance payments charged to a Customer provided that such payments are properly allocated to maintenance pursuant to Generally Accepted Accounting Principles ("GAAP").
                                                       ----

              Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


          c. PERITUS Commission. PERITUS shall earn a Commission from VIASOFT if a "PERITUS Customer" licenses a VIASOFT Product during the Term of this Agreement. A "PERITUS Customer" is defined as any Person which satisfies the following definition:


          a Person to whom PERITUS successfully refers one or more VIASOFT Products pursuant to a signed Account Registration Form. If PERITUS desires to refer a Person to one or more VIASOFT Products, PERITUS shall at or prior to the time of referral complete an Account Registration Form in the form attached as Exhibit B-2 and deliver a
                                                    -----------
          copy to VIASOFT requesting that VIASOFT execute and return, or provide a detailed objection in writing to, the Account Registration Form within seven (7) business days of receipt of notice. VIASOFT's execution of the Account Registration Form shall constitute VIASOFT's agreement to pay PERITUS a commission in the event the Person designated in the Account Registration Form ultimately executes an End User License, during the period for which the Account Registration Form is effective, with VIASOFT relating to some or all of the Products identified in the Account Registration Form. VIASOFT shall not initiate any contacts with a PERSON designated in an Account Registration Form prior to executing and returning, or objecting in writing to, the Account Registration Form. If VIASOFT shall fail to timely execute and return, or object in writing to, an Account Registration Form within the time allowed, and shall fail to cure such failure within five (5) business days of receipt of notice of failure from PERITUS, VIASOFT shall be deemed to have consented to the referral to the same extent as if VIASOFT had executed the Account Registration Form.

For every End User License executed by VIASOFT and a PERITUS Customer during the Term of this Agreement, VIASOFT shall pay PERITUS a sales commission equal to ********************** of the invoiced price, ********** royalties or license fees, to the PERITUS Customer, to the extent actually paid, for the VIASOFT Products described in the End User License. VIASOFT shall not owe PERITUS a commission for any prepaid or annual maintenance payments charged to a Customer provided that such payments are properly allocated to maintenance pursuant to GAAP.

          d. No Commissions on Other Products or Services. Neither Party shall owe any commission to the other as a result of the sale or licensing of any services whether by either Party or by third parties, or as the result of the sale or licensing of any software or other products other than those expressly covered by the terms of this Agreement.

          e. No Transfer of Intellectual Properly Rights. Except for the licenses expressly provided in Section 4, this Agreement does not transfer and shall not be construed as transferring (i) from PERITUS to VIASOFT any Intellectual Property licenses or rights to the PERITUS Products or Supporting Technology, or (ii) from VIASOFT to PERITUS any Intellectual Property licenses or rights to the VIASOFT Products or the P-Version Enabling Technology.

4.        IMPLEMENTATION, LICENSES AND TRAINING:

          a. P-Version Enabling Technology. In partial consideration of the commissions to be received under this Agreement, VIASOFT has developed and shall use reasonable efforts to continue to develop and enhance detailed written PERITUS-specific technical specifications designed to specifically enable PERITUS' code conversion software (and specifically the PERITUS Products) to process customer software code units, known as Factory Ready Units ("FRUs"), and
                                                                     ----
return converted code units back into the customer's environment in a test ready state, known as Test Ready Units ("TRUs") (the PERITUS specific version of this
                                   ----
technology, including the written technical specifications described above, the VIASOFT proprietary technology for generating FRUs, and the VIASOFT proprietary technology for correctly formatting FRUs and TRUs, as it currently exists and may be enhanced during the Term of this Agreement, is collectively referred to hereafter as the "P-Version Enabling Technology"). The Parties acknowledge that
                  ------------------------------
this P-Version Enabling Technology is still in development and subject to improvement and enhancement during the Term of this Agreement. PERITUS further acknowledges that VIASOFT may develop non-PERITUS specific versions of the technology described in this Section 4(a) for use with other vendors' renovation and conversion technologies and that nothing in this Agreement restricts VIASOFT from doing so or grants PERITUS any rights in such non-PERITUS specific versions of the technology.

          b. License to Use the P-Version Enabling Technology. VIASOFT has provided and will during the Term of this Agreement continue to provide PERITUS with the P-Version Enabling Technology and enhancements thereto to assist PERITUS in the creation and enhancement of the Supporting Technology (as defined below). PERITUS acknowledges that the P-Version Enabling Technology constitutes Confidential Information, Intellectual Property and valuable Trade Secrets owned by VIASOFT. VIASOFT hereby grants to PERITUS during the Term of this Agreement a non-exclusive, non-transferable right and license to use and incorporate into the Supporting Technology various aspects of the P-Version Enabling Technology as may enhance the interactive efficiencies of the two Technologies, solely in connection with the joint marketing and technology development efforts described in this Agreement. VIASOFT further grants to PERITUS during the Term of this Agreement a non-exclusive, non-transferable right to lease and license, and to license its Solution Providers to lease and sublicense, aspects of the P-Version Enabling Technology contained within object code versions of the Supporting Technology to an end user and/or solution provider provided that: (i) the P-Version Enabling Technology aspects are functionally disabled or unusable within the Supporting Technology unless the end user or solution provider obtains a license or lease to use the P-Version Enabling Technology; and (ii) the end user or solution provider enters into a license or lease agreement with respect to the Supporting Technology containing substantially the same copyright and Trade Secret restrictions on copying, distribution, reverse engineering and decompiling found in PERITUS' standard end user license forms. Neither this Agreement nor any other agreement between the Parties grants PERITUS a license to use the P-Version Enabling Technology or any Intellectual Property or Trade Secrets contained therein in connection with assisting any competitor of VIASOFT to develop any technology similar in purpose and application to the P-Version Enabling Technology.

          c. Supporting Technology and License Concerning Same. PERITUS, based on the P-Version Enabling Technology, has developed and shall use reasonable efforts to continue to develop and enhance supporting technology (the "Supporting Technology") designed to enable the PERITUS Products to more
-----------------------
efficiently process and convert FRUs and more efficiently deliver TRUs in optimum format for reinstallation and testing at the Customer's site. As part of its continuing development of the Supporting Technology, PERITUS specifically undertakes to use reasonable good faith efforts to develop and continue to develop the PERITUS Products to support VIASOFT's Bridge 2000/TM/ in a factory environment. VIASOFT acknowledges that the Supporting Technology (other than those aspects which incorporate the P-Version Enabling Technology) constitutes Confidential Information, Intellectual Property and valuable Trade Secrets owned by PERITUS. PERITUS hereby grants to VIASOFT during the Term of this Agreement a non-exclusive, non-transferable right and license to use and incorporate into the P-Version Enabling Technology various aspects of the Supporting Technology as may enhance the interactive efficiencies of the two Technologies, solely in connection with the joint marketing and technology development efforts described in this Agreement. PERITUS further grants to VIASOFT during the Term of this Agreement a non-exclusive, non-transferable right to lease and license, and to license its Solution Providers to lease and sublicense, aspects of the Supporting Technology contained within the P-Version Enabling Technology to an end user and/or solution provider provided that: (i) the Supporting Technology aspects of the P-Version Enabling Technology are functionally disabled or unusable within the P-Version Enabling Technology unless the end user or solution provider obtains a license or lease to use the PERITUS Products; and
(ii) the end user or solution provider enters into a license or lease agreement with respect to the P-Version Enabling Technology containing substantially the same copyright and Trade Secret restrictions on copying, distribution, reverse engineering and decompiling found in VIASOFT's standard end user license forms. The Parties acknowledge that the Supporting Technology is not and shall not be deemed to be part of the AutoEnhancer/2000/TM/ (Version 8) technology or any other PERITUS Products. VIASOFT further acknowledges that the term Supporting Technology shall not be deemed to include those PERITUS technology or software applications which contain no Confidential Information, Intellectual Property or valuable Trade Secrets owned by VIASOFT.

          d. VIASOFT Products Training. VIASOFT shall provide reasonable sales, marketing, and appropriate technical training relating to the VIASOFT Products and the P-Version Enabling Technology to PERITUS Professional Services, Systems Engineers, and Domestic Sales Representatives on mutually agreed dates. Following the training agreed to by the Parties, PERITUS shall have the sole responsibility for providing VIASOFT Products sales, marketing, integration and technical training to those additional PERITUS employees, distributors and/or solution providers whom PERITUS, in its sole discretion, deems appropriate to have trained.

          e. PERITUS Products Training. PERITUS shall provide reasonable sales, marketing, and appropriate technical training relating to the PERITUS Products and the Supporting Technology to VIASOFT Professional Services, Systems Engineers, and Domestic Sales Representatives on mutually agreed dates. Following the training agreed to by the Parties, VIASOFT shall have the sole responsibility for providing PERITUS Products sales, marketing, integration and technical training to those additional VIASOFT employees, distributors and/or Solution Providers whom VIASOFT, in its sole discretion, deems appropriate to have trained.

          f. Accuracy in Marketing. Each Party shall use its best efforts to be accurate in all sales and marketing efforts and representations relating to the other Party's Products and each Party shall have the right, upon reasonable prior notice to the other, to review and monitor the other Party's sales and marketing efforts and presentations relating to the monitoring Party's Products, provided that such monitoring does not materially inhibit such efforts or presentations. Each Party agrees that any material uncured (or incurable) breach of the obligation to be accurate as set forth in this Section 4(f) may constitute grounds for termination of the Agreement pursuant to Section 10.

          g. VIASOFT Year 2000 Practice Guide. Following the PERITUS Products training, VIASOFT and PERITUS shall work together to incorporate the PERITUS Products into VIASOFT's existing Year 2000 Practice Guide which details VIASOFT's available services and how such services are to be provided. PERITUS shall designate a qualified expert on the PERITUS Products to assist VIASOFT, without charge, in drafting the revised section of the Year 2000 Practice Guide; the Parties anticipate that at least forty (40) hours of the expert's time will be required in connection with this project. VIASOFT agrees to include materials relating to PERITUS in the Year 2000 Practice Guide only after PERITUS has agreed in advance to such material, including but not limited to agreement on the content and form of such materials, and VIASOFT reserves the right, in its sole discretion, to exclude any mention of PERITUS from the Year 2000 Practice Guide in the event the Parties cannot reach an agreement on content. PERITUS acknowledges that the Year 2000 Practice Guide is a crucial component of VIASOFT's overall marketing strategy and that a failure of the Parties to agree on language for inclusion in the Year 2000 Practice Guide relating to the PERITUS Products could materially effect VIASOFT's ability to market the PERITUS Products under this Agreement. PERITUS further acknowledges that VIASOFT shall retain all ownership rights, including compilation rights, to the Year 2000 Practice Guide and that nothing in this Agreement shall be deemed to grant PERITUS any license to use or copy the Year 2000 Practice Guide. Notwithstanding the foregoing, PERITUS shall retain all ownership rights and copyrights in those portions of PERITUS marketing materials (and any other previously copyrighted materials) that are included in the Year 2000 Practice Guide; by consenting to their inclusion, PERITUS automatically shall be deemed to grant VIASOFT the right to copy and use such materials for the limited purposes described in this Section.

          h. Expenses and Costs. Except as provided below, each Party shall be responsible for its own expenses and costs incurred in performing its obligations under subsections (a) through (g) of this Section 4. Such expenses and costs shall include but not be limited to salaries, computer related costs, consulting fees and out-of-pocket travel and living expenses. Notwithstanding the foregoing, where training is to be performed at a Party's site, that Party shall pay for training accommodations and equipment (including computers, flip charts, overheads, screens, televisions, etc.) used for the training sessions, but otherwise each Party will bear its own training costs and neither Party will charge the other for employee or trainer time incurred in the training programs.

5.        WARRANTIES:

          a. Warranties of PERITUS. PERITUS hereby warrants that in entering into and performing this Agreement, PERITUS is in no way compromising any rights or trust relationships between any other party and PERITUS. PERITUS further warrants that (i) performance of PERITUS' obligations under this Agreement will not result in a breach or default under any agreement with or obligation to any third party, and (ii) all Products and related services provided by PERITUS to Customers will be provided in accordance with all federal, state and local laws, regulations, and executive orders. To the extent that PERITUS provides any Products or services to a referred Customer, PERITUS further warrants that (i) it has the right to license its Products to the Customer and the right to perform the services and the right, if applicable, to use its proprietary software programs in connection with the provision of services to the Customer;
(ii) performance of PERITUS' obligations under this

Agreement and any End User License will not result in infringement of any third party's United States of America intellectual property rights; and (iii) PERITUS has or will have the resources to timely perform its obligations under this Agreement. THE WARRANTIES AND REPRESENTATIONS OF PERITUS EXPRESSLY SET FORTH IN THIS SECTION 5(a) ARE LIMITED WARRANTIES AND THE ONLY WARRANTIES MADE BY PERITUS UNDER THIS AGREEMENT. ALL OTHER WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, CONDITION, AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED AND EXCLUDED. Nothing in this Section 5(a) shall require PERITUS to make any similar warranties to a Customer and no Customer shall be considered either a direct or intended third party beneficiary of the foregoing warranties.

          b. Warranties of VIASOFT. VIASOFT hereby warrants that in entering into and performing this Agreement, VIASOFT is in no way compromising any rights or trust relationships between any other party and VIASOFT. VIASOFT further warrants that (i) performance of VIASOFT's obligations under this Agreement will not result in a breach or default under any agreement with or obligation to any third party, and (ii) all Products and related services provided by VIASOFT to Customers will be provided in accordance with all federal, state and local laws, regulations, and executive orders. To the extent that VIASOFT provides any Products or services to a referred Customer, VIASOFT further warrants that (i) it has the right to license its Products to the Customer and the right to perform the services and the right, if applicable, to use its proprietary software programs in connection with the provision of services to the Customer;
(ii) performance of VIASOFT's obligations under this Agreement and any End User License will not result in infringement of any third party's United States of America intellectual property rights; and (iii) VIASOFT has or will have the resources to timely perform its obligations under this Agreement. THE WARRANTIES AND REPRESENTATIONS OF VIASOFT EXPRESSLY SET FORTH IN THIS SECTION 5(b) ARE LIMITED WARRANTIES AND THE ONLY WARRANTIES MADE BY VIASOFT UNDER THIS AGREEMENT. ALL OTHER WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, CONDITION, AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED AND EXCLUDED. Nothing in this
Section 5(b) shall require VIASOFT to make any similar warranties to a Customer and no Customer shall be considered either a direct or intended third party beneficiary of the foregoing warranties.

          c. Damages for Breach of Warranty. If a Party (the "breaching Party") breaches any warranty set forth in this Section 5, the other Party (the non-breaching Party") may, pursuant to a written notice describing in reasonable detail the breaches, require the breaching Party to either (1) cure each such breach within thirty (30) days following such written notice (the "Cure Period"), and if each such breach cannot be

              Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


cured within the Cure Period then ********************************** to the non-breaching Party **************************************************************,
or (2) pay ******************************* to the non-breaching Party
************************************* and forego any attempts to cure such breach. The foregoing shall be the non-breaching Party's sole damages remedy for a breach of warranty by the non-breaching Party, but nothing in this Section 5(c) shall be construed as limiting the non-breaching Party's rights: (i) to indemnification as specified in Section 6, (ii) to seek damages or other remedies for breaches of other provisions of this Agreement arising out of the same act or omission; or (iii) to terminate this Agreement for breach pursuant to Section 10. Any Party who is required to pay ***************************** **************************** on each of three or more occasions (or for each of three or more uncured breaches) under this Agreement shall have the right but not the obligation, upon and after *********************************************
***************** ***********, to terminate this Agreement for convenience upon thirty (30) days prior written notice to the other Party notwithstanding any other provision in Section 10 or this Agreement.

6.        INDEMNITY AND LIMITATIONS ON LIABILITY:

          a. Indemnification by PERITUS for Infringement. PERITUS hereby unconditionally agrees to defend or settle, at PERITUS' sole expense, any action or claim brought against VIASOFT arising from a claim that any PERITUS Product or other services performed by PERITUS under an End User License (other than PERITUS' authorized use or reliance on the P-Version Enabling Technology) directly or indirectly infringes any U.S. patent, copyright, trademark, trade secret or other intellectual property right of any third party and to indemnify and hold harmless on demand VIASOFT and its respective officers, directors, shareholders, affiliates, employees, agents, successors and assigns, from and against any and all liability, claims, damages, losses, costs and expenses (including without limitation attorneys' fees and costs) related directly or indirectly to any such action or claim of infringement.

          b. Indemnification by VIASOFT for Infringement. VIASOFT hereby unconditionally agrees to defend or settle, at VIASOFT's sole expense, any action or claim brought against PERITUS arising from a claim that any VIASOFT Product, the P-Version Enabling Technology or other services performed by VIASOFT under an End User License (other than VIASOFT's authorized use or reliance on the Supporting Technology) directly or indirectly infringes any U.S. patent, copyright, trademark, trade secret or other intellectual property right of any third party and to indemnify and hold harmless on demand PERITUS and its respective officers, directors, shareholders, affiliates, employees, agents, successors and assigns, from and against any and all liability, claims, damages, losses, costs and expenses (including without limitation attorneys' fees and costs) related directly or indirectly to any such action or claim of infringement.

          c. General Indemnity and Remedy. Each of VIASOFT and PERITUS hereby unconditionally agrees to indemnify and hold harmless on demand the other Party and its officers, directors, shareholders, affiliates, employees, agents, successors and assigns from and against all liability, claims, damages, losses, costs and expenses (including without limitation attorneys' fees and costs) attributable directly or indirectly to any action or claim brought against the indemnified Party arising from (i) any inaccuracy or misrepresentation in any representation or warranty of the indemnifying Party to a Customer; (ii) defects in the indemnifying Party's Products; or (iii) errors or omissions committed by the indemnifying Party in its performance of services for a Customer whether or not such services are described in the End User License. It is not the intent of this section to expand either Party's warranties to Customers and Customers shall not be deemed third party beneficiaries of any Section of this Agreement.

          d.  Defense of Third Party Claims.

              i. Notice. No right to indemnification hereunder shall be available to an indemnified Party with respect to a claim from any person not a party to this Agreement unless such indemnified Party shall have given to the indemnified Party a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and enclosing a copy of any papers served, promptly upon the indemnified Party becoming aware of such facts. In the case of a lawsuit being filed against any indemnified Party, "promptly" shall mean as soon as practicable but in no event later than seven (7) days after the indemnified Party is served with notice of the suit. The failure to notify the indemnifying Party under this Section 6(d)(i) shall not relieve the indemnifying Party of any liability that it may have to the indemnified Party otherwise under this Section 6 unless such failure to notify shall have resulted in the waiver of any affirmative defenses to any third party claims, whereupon such liability of the indemnifying Party to the indemnified Party under this Section 6 shall be reduced only to the extent the indemnifying Party must pay any such third party claim by reason of the waiver of an affirmative defense.

              ii. Defense of Claims. Upon receipt by the indemnifying Party of a Claim Notice, the indemnifying Party may participate in, and at the request of the indemnified Party shall assume, the administration and defense of the claim described therein. The indemnified Party shall have the right to approve the indemnifying Party's selection of counsel with respect to any such claim, such approval not to be withheld unreasonably. The fees and expenses of the indemnifying Party's counsel as well as the fees and expenses of the indemnified Party shall be borne by the indemnifying Party.

              iii. Settlement. Any indemnified Party shall give written notice to the indemnifying Party of any proposed settlement of any third party claim. The indemnifying Party shall have the right, in its sole discretion, to settle with money any claim for which indemnification has been sought hereunder. An indemnified Party may refuse to accept a settlement proposed by the indemnifying Party, but in such event the indemnifying Party shall not be obligated to pay more than the amount for which the indemnifying Party was willing to settle the claim (and any other losses associated with such settlement), and the indemnified Party shall be responsible for all losses greater than such amount. Except following the refusal by an indemnified Party to accept a settlement proposed by the indemnifying Party, under the condition set forth in the preceding sentence, no indemnified Party may settle a claim for which indemnification has been sought hereunder.

              iv. Cooperation. Any indemnified Party shall make available to any indemnifying Party and its attorneys and accountants, all books, records and documents relating to any claim hereunder and the parties shall render to each other reasonable assistance in the defense of any claim hereunder which arises as the result of claims made by persons not a party to this Agreement.

          e. Limitation on Liability: No Consequential Damages. EACH PARTY AGREES THAT, EXCEPT AS A RESULT OF A VIOLATION OF SECTION 8 (SAFEGUARDING CONFIDENTIAL INFORMATION) AND SECTION 6(a) AND 6(b) (INDEMNIFICATION FOR INFRINGEMENT), THE OTHER PARTY SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF GOODWILL, LOST PROFITS, OR LOSS OF BUSINESS OPPORTUNITIES, ARISING FROM THE OTHER PARTY'S BREACH OF THIS AGREEMENT EVEN IF SAID OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.        NATURE OF RELATIONSHIP:

          a. Mutual Disclaimer of Agency. Each Party acknowledges and agrees that it will not act as an agent nor be deemed an agent of the other Party for any purpose, including without limitation for the purposes of any employee benefit programs, income tax withholding, F.I.C.A. taxes, unemployment benefits, or otherwise. Neither Party shall enter into any agreement or incur any obligations on behalf of the other Party, or commit the other Party in any manner without its prior written consent.

          b. No Control of Performance Under End User Licenses. Each Party acknowledges and agrees that it is solely responsible for the control and supervision of the means by which it fulfills its responsibilities to a Customer under an End User License.

8.        SAFEGUARDING CONFIDENTIAL INFORMATION:

          a. Protection of Confidential Information. Each Party shall safeguard and keep confidential all Confidential Information of the other Party and shall return all Confidential Information to the other Party promptly upon request. The Non-Disclosing Party agrees to safeguard any Confidential Information received from the Disclosing Party by using measures that are equal to the standard of performance used by the Non-Disclosing Party to safeguard its own Confidential Information of comparable value, but in no event less than reasonable care.

          b. Additional Obligations. Neither Party shall, without the prior written consent of the other Party: (i) disclose any Confidential Information of the other Party to any person other than an employee or an independent contractor who agrees to be bound by this Section or as expressly contemplated by this Agreement; (ii) make any unauthorized copies of Confidential Information of the other Party; or (iii) use any Confidential Information of the other Party for any purpose except to implement its rights and obligations under this Agreement and as otherwise expressly contemplated by this Agreement. If any party is requested or required to disclose any Confidential Information of a Disclosing Party, it will promptly notify the Disclosing Party of such request or requirement so that the Disclosing Party may seek an appropriate protective order or other appropriate relief and/or waive compliance with provisions of this Agreement. If in the absence of such relief or waiver hereunder, the other party is, in the opinion of its counsel, compelled by law, by regulation of a government agency or by order of a court to disclose Confidential Information, then it may disclose such of the Confidential Information to the person compelling disclosure as is, according to such opinion, required without liability to the Disclosing Party hereunder for such disclosure.

          c. Injunctive Relief. Each Party acknowledges that breach of the foregoing obligations may cause irreparable injury to the Party whose Confidential Information is disclosed and that (notwithstanding any contrary provision relating to the mediation or arbitration of disputes) such Party may seek and obtain injunctive relief against such breach or threatened breach without prejudice to any other remedies which may be available to it.

          d. Third Parties' Rights. Each Party agrees not to use or disclose to, or induce or cause the other Party to use, any proprietary information including Intellectual Property belonging to any third party Person without the prior written consent of that Person.

          e. Other Obligations. Each Party acknowledges that the other Party may, from time to time, have agreements with other Persons including the U.S. Government, or agencies thereof, which impose obligations or restrictions regarding proprietary information or regarding the confidential nature of their work. Each Party agrees to be bound by all such obligations and restrictions and to take all actions necessary to discharge the obligations of the other Party thereunder, including signing such other confidentiality agreements as may be required by other Persons as a condition to obtaining or using proprietary information.

9.   USE OF MARKETING MATERIALS:

     Each Party hereby grants to the other during the Term of the Agreement and without charge the non-exclusive non-transferable right and license:

     (i) to use, reproduce, display and distribute to potential Customers the other Party's then current sales and marketing materials, including those trademarks identified on Exhibit C, related to the
                                                      ---------
             other Party's Products (the "Marketing Materials") for the limited purpose of promoting the other Party's Products as permitted by this Agreement;

     (ii) to sublicense to authorized distributors and/or Solution Providers the right and license described in (i) above for the limited purpose of promoting the other Party's Products as permitted by this Agreement and subject to the same terms and limitations which apply to the Parties; and

     (iii) to create, use, reproduce and distribute derivative works based on the other Party's marketing materials, including adapting, modifying and incorporating them into the Party's own marketing materials for the limited purpose of promoting the other Party's Products as permitted by this Agreement; provided, however, that no such derivative materials shall be used, reproduced, displayed or distributed without prior approval of such materials by the other Party, which approval shall not be withheld unreasonably and which approval the other Party shall use its best efforts to grant or deny, as the case may be, within ten (10) business days of receipt of a written request for such approval.

All titles, trademarks and copyright and proprietary notices contained in Marketing Materials shall be included in any reproductions or copies of Marketing Materials, including all derivative materials based on such Marketing Materials. Each Party shall use its best efforts to use the trademarks and service marks of the other in a manner designed to preserve their validity and so as not to compromise their potential future validity.

10.  TERM AND TERMINATION:

     a. Term and Renewal. Subject to Sections 5(c), 10(b), 10(c) and 13 of this Agreement, the term of this Agreement ("Term") shall be for a term
                                             ----
commencing on the Effective Date and extending through June 30, 2000. The Term of this Agreement shall automatically renew thereafter for one year renewal terms unless either Party provides written notice to the other at least sixty
(60) days prior to the end of the then current term that this Agreement will not be renewed. Expiration or termination of this Agreement shall not relieve either PERITUS or VIASOFT of their respective warranties and obligations under Sections 5, 6 and 8 above, and the provisions of Section 12 shall also survive expiration or termination of this Agreement.

     b. Termination for Cause. If either Party breaches any material provision under this Agreement, the other party may give written notice to the breaching Party which describes in reasonable detail the breach. If the breaching Party fails to remedy such material breach within thirty (30) days following such written notice (the "Cure Period"), or if such breach is not capable of cure within the Cure Period, then the other party may, in its sole discretion, terminate this Agreement immediately upon written notice to the breaching Party.

     c.     Termination/for Convenience. In addition to the rights granted under
Section 5(c), following the first anniversary of the Effective Date either Party may terminate this Agreement for convenience upon at least six months prior written notice to the other Party (which notice shall not be delivered prior to such first anniversary).

     d. Survival of Licenses and Leases. Expiration or termination of this Agreement shall not terminate an end user or solution provider's right or license to use the P-Version Enabling Technology or Supporting Technology where such right or license was obtained prior to the expiration or termination of this Agreement pursuant to a license or lease that continues by its terms beyond the date of expiration or termination of this Agreement.

11.  INVOICING AND PAYMENT:

     a. Payment of Commissions to VIASOFT; Quarterly Reports. PERITUS shall pay to VIASOFT, on a quarterly basis, the commissions due VIASOFT with respect to PERITUS Products sold to VIASOFT Customers. VIASOFT shall earn a commission only as PERITUS receives actual payments from a VIASOFT Customer pursuant to an End User License. Each time PERITUS receives a payment, including

              Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


a partial payment and regardless of amount, from a VIASOFT Customer pursuant to an End User License, VIASOFT shall earn a commission equal to the amount so received by PERITUS multiplied by the commission percentage of ***************** *****. No later than the forty-fifth (45th) day (the "due date") after the end of a calendar quarter, PERITUS shall pay VIASOFT all undisputed commissions earned by VIASOFT because of payments made by VIASOFT Customers to PERITUS during such preceding quarter. Any late or unpaid payments of commissions shall be subject to a late charge equal to the lesser of one percent (1.0%) per month or the maximum amount permitted by applicable state law, commencing on the first day following the due date for the relevant commissions. In addition, PERITUS shall provide quarterly reports to VIASOFT which list and describe all (i) invoices written to and payments received from VIASOFT Customers pursuant to End User Licenses during the preceding quarter, (ii) End User Licenses entered into during the preceding quarter, and (iii) commission payments made to VIASOFT during the preceding quarter. PERITUS shall deliver each quarterly report to VIASOFT within thirty (30) days after the end of the quarter reported, together with copies of any End User Licenses which either gave rise to a commission payment obligation during the preceding quarter or were executed by PERITUS during the preceding quarter.

     b. Payment of Commissions to PERITUS; Quarterly Reports. VIASOFT shall pay to PERITUS, on a quarterly basis, the commissions due PERITUS with respect to VIASOFT Products sold to PERITUS Customers. PERITUS shall earn a commission only as VIASOFT receives actual payments from a PERITUS Customer pursuant to an End User License. Each time VIASOFT receives a payment, including a partial payment and regardless of amount, from a PERITUS Customer pursuant to an End User License, PERITUS shall earn a commission equal to the amount so received by VIASOFT multiplied by the commission percentage of **************** ********. No later than the forty-fifth (45th) day (the "due date") after the end of a calendar quarter, VIASOFT shall pay PERITUS all undisputed commissions earned by PERITUS because of payments made by PERITUS Customers to VIASOFT during such preceding quarter. Any late or unpaid payments of commissions shall be subject to a late charge equal to the lesser of one percent (1.0%) per month or the maximum amount permitted by applicable state law, commencing on the first day following the due date for the relevant commissions. In addition, VIASOFT shall provide quarterly reports to PERITUS which list and describe all (i) invoices written to and payments received from PERITUS Customers pursuant to End User Licenses during the preceding quarter, (ii) End User Licenses entered into during the preceding quarter, and (iii) commission payments made to PERITUS during the preceding quarter. VIASOFT shall deliver each quarterly report to PERITUS within thirty (30) days after the end of the quarter reported, together with copies of any End

User Licenses which either gave rise to a commission payment obligation during the preceding quarter or were executed by VIASOFT during the preceding quarter.

     c. Audit Rights. Each Party (the "Auditing Party") shall have the right once during each calendar year (but not during the months of July or August, in the case of an audit of VIASOFT and not during the months of January or February, in the case of an audit of PERITUS) to have its representatives reasonably approved by the other Party (the "Audited Party") perform an inspection of the books and records of the Audited Party for the immediately prior calendar year as they relate to this Agreement. Except for the months of July and August in the case of VIASOFT, any such inspection shall be permitted by the Audited Party within fifteen (15) days of receipt of the Auditing Party's written request to inspect, during normal business hours, at a time mutually agreed upon by the Parties. The Auditing Party shall provide a copy of the report from such inspection to the Audited Party promptly upon its completion and the Audited Party shall within thirty (30) days pay to the Auditing Party the amount of any additional commissions mutually agreed to be due. The cost of each such inspection will be borne by the Auditing Party; provided, however, that if such an inspection shows that the Audited Party failed to pay when due to the Auditing Party an amount greater than ten percent (10%) of all commissions determined to have been due to the Auditing Party during the prior fiscal year, the Audited Party shall reimburse the Auditing Party for the reasonable, documented cost of such inspection. If at any time a Party's books and records show that the Party has paid to the other Party an amount of commissions greater than that due the other Party under this Agreement, the Party shall so notify the other Party in writing, providing reasonable documentation, and the other Party shall return the amount of commissions overpaid within thirty (30) days.

12.  DISPUTE RESOLUTION:

     The Parties expressly agree to submit any dispute between them arising out of or relating to this Agreement or their relationship under this Agreement ("Dispute") to negotiation, mediation and binding arbitration, pursuant to the
  -------
terms and procedures set forth in Exhibit D attached hereto, which shall be
                                  ---------
deemed incorporated by reference into this Agreement.

13.  ASSIGNMENT:

     This Agreement is binding on the successors and assigns of the parties; provided, that this Agreement may not be assigned by either Party without the prior written consent of the other except as provided in this Section. A Party (the "assigning Party") may assign its rights and obligations under this Agreement, without the consent of the other Party, to any corporation which is a wholly owned subsidiary or parent of the assigning Party which survives a merger in which the assigning Party participates, or to any corporation or other person or business entity which acquires all or substantially all of the assets of the assigning Party; provided, however, that upon any such assignment the non-assigning Party may terminate the Agreement immediately upon notice for the first forty-five (45) days after receipt of notice of the assignment.

14.  MISCELLANEOUS:

     a. Waivers. No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or law.

     b. Notices. Service of notices under this Agreement shall be effective only upon the third (3rd) business day after mailing, if mailed by registered mail, return receipt requested, or upon delivery, if personally delivered and receipted for, or delivered by telecopy with machine confirmation, as follows:
(i) if to VIASOFT addressed to VIASOFT, Inc., 3033 North 44th Street, Phoenix, Arizona 85018, Attention: Catherine Hardwick, Esq., with a copy to Osborn Maledon, P.A. 2929 North Central, Suite 2100, Phoenix, Arizona 85012, Attention:
Clark M. Porter; and (ii) if to PERITUS addressed to PERITUS SOFTWARE SERVICES, INC., 304 Concord Road, Billerica, MA 01821, Attention: Douglas A. Catalano, with a copy to "General Counsel" at the same address. Service of a "Dispute
                                                                    -------
Notice" (as defined in Exhibit D) shall be both by registered mail, return
------                 ---------
receipt requested, and simultaneous delivery by telecopy. Either Party may change its address for service of notice by written notice to the other. Copies to counsel shall not constitute notice.

     c. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Arizona and for all purposes this Agreement, together with any related or supplemental documents and notices, shall be construed in accordance with and governed by the law of the State of Arizona.

     d. Amendments. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instruments signed by the Parties hereto.

     e. Entire Agreement. This Agreement constitutes and expresses the entire agreement and understanding between the Parties with respect to the transactions contemplated herein. All previous discussions, promises, representations and understandings between the Parties relative to this Agreement, if any, have been merged into this document. The Parties are subject to a separate agreement relating to the c.era marketing initiative and nothing in this agreement shall be deemed to affect the Parties' separate written agreement relating to that initiative. In addition, nothing in this Agreement shall be construed as relieving either Party from any obligations of confidentiality set forth in any prior written nondisclosure agreement or letter of intent.

     f. Severability. To the fullest extent possible each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable for particular facts or circumstances, such provision shall remain in full force and effect for all other facts or circumstances. If any provision of this Agreement is declared entirely void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

     g. Publicity. The Parties shall cooperate with each other in the development of a joint press announcement of the transactions contemplated by this Agreement to be issued by VIASOFT, and shall cooperate with each other and provide advance notice of the content and timing of all future public announcements with respect to this Agreement and an opportunity to comment thereon.

     h. Counterparts. This Agreement may be signed in any one or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PERITUS SOFTWARE SERVICES, INC.              VIASOFT, INC.


By /s/ Douglas A. Catalano                   By /s/ Kevin Hickey
   -----------------------                      ------------------

TITLE President                              TITLE SR VP America
      -------------------                          ---------------

                                  EXHIBIT A-l

                                PERITUS Products

AutoEnhancer/2000/TM/ (Version 8) technology addresses the corrective portion of a Year 2000 project: identifying date-sensitive items, correcting the source code, generating bridges, generating data conversion programs, and facilitating the testing required after the renovation has been performed.

Cob2piI/Cob2sym (for AutoEnhancer/2000/TM/ (Version 8)), a "Front-End" program that translates into PERITUS Intermediate Language the most-commonly-utilized COBOL statements for the following supported dialects:

     a)  ANSI COBOL 74;
     b)  ANSI COBOL 85 (excluding nested programs and intrinsic functions);
     c)  IBM OS/VS COBOL; and
     d)  IBM VS COBOL II.

                                  EXHIBIT A-2

                                VIASOFT Products


ESW 2000/TM/ is a suite of the following products used by VIASOFT customers in solving the year 2000 problem.

VIA/Alliance(R)
VIA/Insight(R)
VIA/SmartEdit(R)
VIA/SmartTest(R)
VIA/ValidDate(R)
Viasoft's Estimate 2000/TM/
Visual Process/TM/
VIA/AutoTest/TM/
Bridge 2000/TM/
Conversion Assistant/TM/

                                  EXHIBIT B-I


                           ACCOUNT REGISTRATION FORM


DATE:
        ------------------------

FAX TO:   Joe Winthrop                     Tel:  (508) 670-2500 X 629
          Peritus Software Services, Inc,  Fax:  (508) 670-1173
          304 Concord Road
          Billerica, MA 01821

NOTICE:

The purpose of this Account Registration Form is to inform you that VIASOFT, Inc. ("VIASOFT") desires to: (a) assist Peritus Software Services, Inc. ("PERITUS") to license PERITUS Products (as defined in VIASOFT and PERITUS' Joint Marketing Agreement dated June ___, 1997 (the "Joint Marketing Agreement")) to the entity identified below; and (b) to be compensated for providing such assistance as provided in the Joint Marketing Agreement. If approved by PERITUS, Registration shall be effective during the period specified below as the "Registration Period."

VIASOFT:

Representative Name and Title
                                      ------------------------------
Representative Signature
                                      ------------------------------
Telephone and Fax
                                      ------------------------------

OPPORTUNITY DESCRIPTION:

Name of Account
                                      ------------------------------
Location (City and State)
                                      ------------------------------
Current Relationship w/Account
                                      ------------------------------
Effective Registration Period
                                      ------------------------------
Business SIC/Description
                                      ------------------------------
Description of Opportunity (list
relevant PERITUS Products)
                                      ------------------------------
Lines of Code \ Inventory
                                      ------------------------------
Est. Gross License Fee
                                      ------------------------------
Est. Date of License Execution
                                      ------------------------------

If you consent to and have no objection to this referral please sign this notice below and return it to the Representative specified above at VIASOFT no later than seven (7) business days from PERITUS' receipt of this notice. If you have an objection to the referral, please return your written objection to the Representative, describing in detail the nature of such objection, within seven
(7) business days from PERITUS' receipt of this letter. When executed by PERITUS, this form shall become the Account Registration Form, which is a part of and governed by all of the terms and conditions of the Joint Marketing Agreement. All capitalized terms used herein shall have the meanings ascribed to them in the Joint Marketing Agreement. PERITUS' execution of this form constitutes PERITUS' commitment to pay a sales commission to VIASOFT in the event the potential customer account identified in this notice ultimately enters into an End User License during the Registration Period with respect to some or all of the PERITUS Products identified in this notice.

AGREED AND ACCEPTED:


Peritus Software Services, Inc.

By
  -----------------------------
Its
   ----------------------------
Date
    ---------------------------

                                  EXHIBIT B-2

                           ACCOUNT REGISTRATION FORM


DATE:
      -----------------------

FAX TO:   [identify correct territory sales manager  Tel:
                                                         -----------------
          VIASOFT, Inc.                              Fax:
                                                         -----------------

          ------------------------

          ------------------------

NOTICE:

The purpose of this Account Registration Form is to inform you that Peritus Software Services, Inc. ("PERITUS") desires to: (a) assist VIASOFT, Inc. ("VIASOFT") to license VIASOFT Products (as defined in VIASOFT and PERITUS' Joint Marketing Agreement dated June ___, 1997 (the "Joint Marketing Agreement")) to the entity identified below; and (b) to be compensated for providing such assistance as provided in the Joint Marketing Agreement. If approved by VIASOFT, Registration shall be effective during the period specified below as the "Registration Period."

PERITUS:

Representative Name and Title
                                 -----------------------------
Representative Signature
                                 -----------------------------
Telephone and Fax
                                 -----------------------------

OPPORTUNITY DESCRIPTION:

Name of Account
                                 -----------------------------
Location (City and State)
                                 -----------------------------
Current Relationship w/Account
                                 -----------------------------
Effective Registration Period
                                 -----------------------------
Business SIC/Description
                                 -----------------------------
Description of Opportunity (list
relevant VIASOFT Products)
                                 -----------------------------
Est. Gross License Fee
                                 -----------------------------
Est. Date of License Execution
                                 -----------------------------

If you consent to and have no objection to this referral please sign this notice below and return it to the Representative specified above at PERITUS no later than seven (7) business days from PERITUS' receipt of this notice. If you have an objection to the referral, please return your written objection to the Representative, describing in detail the nature of such objection, within seven (7) business days from VIASOFT's receipt of this letter. When executed by VIASOFT, this form shall become the Account Registration Form, which is a part of and governed by all of the terms and conditions of the Joint Marketing Agreement. All capitalized terms used herein shall have the meanings ascribed to them in the Joint Marketing Agreement. VIASOFT's execution of this form constitutes VIASOFT's commitment to pay a sales commission to PERITUS in the event the potential customer account identified in this notice ultimately enters into an End User License during the Registration Period with respect to some or all of the VIASOFT Products identified in this notice.

AGREED AND ACCEPTED:


VIASOFT, Inc.

By
  -----------------------
Its
   ----------------------
Date
    ---------------------

                                   EXHIBIT C

PERITUS TRADEMARKS:

Peritus(R)
Automate:2000(R)
AutoEnhancer/2000/TM/



VIASOFT TRADEMARKS:

VIASOFT/TM/
ESW 2000/TM/
VIA/Alliance(R)
VIA/Insight(R)
VIA/SmartEdit(R)
VIA/SmartTest(R)
VIA/ValidDate(R)
Viasoft's Estimate 2000/TM/
Visual Process/TM/
VIA/AutoTest/TM/
Bridge 2000/TM/
Conversion Assistant/TM/

                                   EXHIBIT D

                         DISPUTE RESOLUTION PROCEDURES

     A.   Procedure for Dispute Resolution.  The parties expressly agree to
          --------------------------------
submit any Dispute to negotiation, mediation and, in the circumstances expressly provided below, arbitration, all as set forth below. The parties agree to use the following procedure, in the order set forth in this Exhibit D and in good faith, to resolve any Dispute.

     B.   Good Faith Negotiation.  A meeting shall be held in Phoenix, Arizona,
          ----------------------
among the parties within ten (10) days after any party gives written notice of the Dispute to the other party (the "Dispute Notice") attended by an authorized officer of VIASOFT and an authorized officer of PERITUS to attempt in good faith to negotiate a resolution of the Dispute. If resolved, the parties shall document the resolution in writing, signed by an authorized officer of each party.

     If, within five (5) business days after the meeting described above, the parties have not succeeded in negotiating and documenting a written resolution of the Dispute, the parties will again meet, at PERITUS' principal place of business within twenty (20) days after the first meeting. This meeting will be attended by an authorized officer of VIASOFT and an authorized officer of PERITUS and the parties will attempt in good faith to negotiate a resolution of the Dispute. If resolved, the parties shall document the resolution in writing, signed by the parties' representatives who attended the meeting.

     C.     Mediation.  If, within forty (40) days after the Dispute Notice, the
            ---------
parties have not succeeded in negotiating and documenting a written resolution of the Dispute, upon written request by either party to the other, both parties will promptly negotiate in good faith to jointly appoint a mutually acceptable neutral person not affiliated with either of the parties (the "Neutral"). The Neutral shall be knowledgeable and experienced both in the software industry generally and in the Year 2000 Market specifically (the "Qualification Standards"). The parties shall promptly seek assistance in such regard from the American Arbitration Association (the "AAA") or the Center for Public Resources if they have been unable to agree upon such appointment within fifty (50) days after the Dispute Notice. The fees and costs of the Neutral and of any such assistance shall be shared equally between the parties.

     In consultation with the Neutral, the parties will negotiate in good faith to select or devise a nonbinding mediation procedure ("Mediation") by which they will attempt to resolve the Dispute, and a time for the Mediation to be held, with the Neutral (at the written request of either party to the other) making the decision as to the procedure if the parties have been unable to agree on any of such matters in writing within ten (10) days after the selection of the Neutral. The Mediation shall be held in Phoenix, Arizona, unless otherwise mutually agreed.

     The parties agree to participate in good faith in the Mediation to its conclusion; provided, however, that no party shall be obligated to continue to participate in the Mediation if the parties have not resolved the Dispute in writing within one hundred twenty (120) days after the Dispute Notice and any party shall have terminated the Mediation by delivery of written notice of termination to each party and the Neutral, following expiration of said 120-day period. Following any such termination notice after selection of the Neutral, and if any party so requests in writing to the Neutral (with a copy to the other party), then the Neutral shall make a recommended resolution of the Dispute in writing to each party, which recommendation shall not be binding upon the parties; provided, however, that the parties shall give good faith consideration to the settlement of the Dispute on the basis of such recommendation, and if the parties are unable to resolve the Dispute on the basis of such recommendation, then at the election of either party the Dispute shall be submitted to binding arbitration or litigation as provided below. In the event of binding arbitration, a party shall pay the reasonable attorneys' fees, costs and other expenses (including expert witness fees) of the other party incurred in connection with the pursuit or defense of such arbitration, if the result thereof is more favorable to the other party than the recommendation of the Neutral and if, prior to the institution of arbitration, the other party shall have delivered an irrevocable written offer to accept the recommendation of the Neutral.

     D.   Arbitration.  Following termination of any Mediation, a party may seek
          -----------
arbitration of an unresolved Dispute in accordance with the Rules of the AAA governing commercial transactions ("Arbitration"), except that the terms of this Paragraph D shall control in the event of any conflict. If VIASOFT initiates arbitration, the Arbitration shall take place at PERITUS' principal place of business. If PERITUS initiates arbitration, the Arbitration shall take place in Phoenix, Arizona. The arbitration panel shall consist of three (3) arbitrators. The party initiating arbitration shall nominate one arbitrator (who shall meet the Qualification Standards but not be affiliated with such party) in the request for arbitration and the other party shall nominate a second arbitrator (who shall meet the Qualification Standards but not be affiliated with such party) in the answer thereto. The two arbitrators so named will then jointly appoint the third arbitrator (who shall meet the Qualification Standards but not be affiliated with either party) as chair of the arbitration panel. If either party fails to nominate its arbitrator, or if the arbitrators named by the parties fail to agree on the person to be named as chair within sixty (60) days, the local office of the AAA shall make the necessary appointments of an arbitrator or the chair of the arbitration panel. In connection with any Arbitration, the parties shall be entitled to all discovery rights as provided for in the United States Federal Rules of Civil Procedure and each party shall be entitled to apply to any court of competent jurisdiction for an order enforcing any discovery request authorized under the Federal Rules of Civil Procedure. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE SUBJECT TO ARBITRATION PURSUANT TO THIS EXHIBIT D. After due consideration of all of the evidence submitted by the parties, in accordance with the applicable procedural rules governing the arbitration proceedings, the arbitrators shall issue their decision and award. The decision and award of the arbitrators in any arbitration proceeding shall (1) be in writing, stating the grounds for the decision in reasonable detail, specifying findings of fact and conclusions of law; (ii) be based solely on the terms and conditions of this Agreement, as interpreted under the laws of the State of Arizona, U.S.A.; and
(iii) shall be final and binding upon the parties. Judgment upon such decision and award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision and award and an order of enforcement.

     E.     Injunctive Relief; Specific Performance.  Notwithstanding anything
            ---------------------------------------
herein to the contrary, nothing in this Exhibit D shall preclude any party from seeking interim or provisional relief in any court of competent jurisdiction in the form of a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, either prior to or during any of the negotiations or proceedings set forth in this Exhibit D deemed necessary by the party, in its discretion, to protect the interests of such party.

     F.   Confidentiality of Proceedings.  All Confidential Information
          ------------------------------
disclosed in any Mediation or Arbitration shall be subject to the protections afforded in Section 8 of this Agreement. All Neutrals and arbitrators shall agree in writing, prior to the start of any medication or Arbitration, to keep all Confidential Information confidential under terms substantially similar to the obligations of the parties under Section 8 of this Agreement.